UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 8, 2015
(Date of earliest event reported)

VIRGINIA NATIONAL BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-55117	46-2331578
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

404 People Place
Charlottesville, Virginia 22911
(Address of principal executive offices) (Zip Code)

(434) 817-8621
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 8, 2015, Virginia National Bankshares Corporation (the “Company”) entered into a Stock Purchase Agreement with Nancy L. Brody, a director of the Company, and her spouse (together, the “Sellers”) pursuant to which the Company purchased 23,285 shares of its common stock from the Sellers for an aggregate purchase price of $553,226.50. The repurchase was funded with cash on hand. The Company will retire the shares. This purchase was made pursuant to a previously announced stock repurchase program authorizing management to repurchase up to 400,000 shares of the Company’s common stock on the open market or in privately negotiated transactions, which program has been extended to September 18, 2016. A total of 288,497 shares have been purchased under this program to date.

The foregoing summary of the Stock Purchase Agreement is qualified by reference to the full text of the Stock Purchase Agreement, which is included as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit(s) are filed herewith:

Exhibit No.	Description
10.1	Stock Purchase Agreement dated December 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA NATIONAL BANKSHARES CORPORATION

Dated:	December 11, 2015	By	/s/ Glenn W. Rust
Glenn W. Rust
President and Chief Executive Officer